Exhibit 99.2


                          The Horizon Bank of Virginia
               Proxy Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints ____________________ and ____________________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at a Special Meeting of Shareholders of The Horizon Bank of Virginia (the "Bank") to be held at the Westwood Country Club, 800 Maple Avenue, East, Vienna, Virginia, on ________ __, 1999 at 10:00 a.m., local time, or any adjournments thereof, for the following purposes:

         1. To approve the Agreement and Plan of Reorganization, dated as of May 3, 1999, as amended, by and between the Bank, Southern Financial Bancorp, Inc. and Southern Financial Bank ("SFB"), and a related Plan of Merger, which provides for the Bank to be merged with and into SFB. The Reorganization Agreement is enclosed with the accompanying Joint Proxy Statement as Appendix A.

                      [    ]  FOR        [    ]  AGAINST        [    ]  ABSTAIN


         2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.


---------------------------------       ---------------------------------------
         Printed Name                                    Signature


                                        ---------------------------------------
                                                         Signature

                                        Dated:   ___/___/99

                                        (If  signing as Attorney, Administrator,
                                        Executor, Guardian or  Trustee,  please
                                        add  your  title  as such.)

                   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY